Exhibit 99


                         Form 4 Joint Filer Information



Name:                         Lenovo Group Limited

Address: 23/F., Lincoln House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong

Designated Filer:             Lenovo IT Alliance Limited

Issuer & Ticker Symbol:       AsiaInfo Holdings, Inc. [ASIA]

Date of Event Requiring
  Statement:                  February 23, 2007



Name:                         Lenovo Holdings (BVI) Limited

Address:                      P.O. Box 71, Craigmuir
                              Chambers, Road Town,
                              Tortola, British Virgin Islands

Designated Filer:             Lenovo IT Alliance Limited

Issuer & Ticker Symbol:       AsiaInfo Holdings, Inc. [ASIA]

Date of Event Requiring
  Statement:                  February 23, 2007



Name:                         Lenovo Sysware Limited

Address:                      P.O. Box 957
                              Offshore Incorporations Centre, Road Town,
                              Tortola, British Virgin Islands

Designated Filer:             Lenovo IT Alliance Limited

Issuer & Ticker Symbol:       AsiaInfo Holdings, Inc. [ASIA]

Date of Event Requiring
  Statement:                  February 23, 2007